UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022

Alignment Healthcare, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40295	46-5596242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 W Town and Country Rd Suite 1600
Orange, California		92868
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 310-2247

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALHC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The regular annual meeting of the stockholders (the "Annual Meeting") of Alignment Healthcare, Inc. (the "Company") was held virtually on June 14, 2022, for the purpose of voting on the proposals described below. There were 173,941,284 shares of common stock represented at the Annual Meeting. The stockholders of the Company voted as follows on the following matters at the Annual Meeting:

Proposal 1: Election of Class I Directors. The three Class I directors were elected at the Annual Meeting based upon the following votes:

Class I Director Nominee	For	Against	Abstain	Broker Non-Vote
Thomas Carella	148,222,490	—	10,018,354	15,700,438
Mark McClellan	149,394,293	—	8,846,551	15,700,438
Robbert Vorhoff	148,054,767	—	10,186,077	15,700,438

Each Class I director will serve a three-year term until the 2025 annual meeting or until his successor shall be elected and qualified.

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022 was ratified based upon the following votes:

For	Against	Abstain
173,859,204	31,875	50,204

Proposal 3: Preferred Frequency of Say-on-Pay Votes. On an advisory basis, “one year” for the frequency of future advisory votes on executive compensation of the Company’s named executive officers was approved, based on the following votes:

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
156,717,403	1,389,076	856	133,509	15,700,438

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alignment Healthcare, Inc.

Date:	June 15, 2022	By:	/s/ Thomas Freeman
Thomas Freeman Chief Financial Officer